     PRICING SUPPLEMENT NO. 119                              Rule 424(b)(3)
     DATED: January 3, 1997                              File No. 333-03685
     (To Prospectus dated May 23, 1996
     and Prospectus Supplement dated May 23, 1996)


                               $4,954,795,162
                      THE BEAR STEARNS COMPANIES INC.
                        MEDIUM-TERM NOTES, SERIES B
          WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

 Principal Amount:            Floating Rate Notes Book Entry Notes
 $5,000,000                   [x]                 [x]

 Original Issue Date:         Fixed Rate Notes    Certificated Notes
 01/06/97                     [_]                 [_]

 Maturity Date: 01/06/98

 Option to Extend Maturity:   No  [x]

                              Yes [_]   Final Maturity Date:

                                      Optional           Optional
                    Redemption        Repayment          Repayment
 Redeemable On      Price(s)          Date(s)            Price(s)
 -------------      --------          -------            --------

 N/A                N/A               N/A                N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

 Interest Rate Basis:                  Maximum Interest Rate: N/A

 [_]  Commercial Paper Rate            Minimum Interest Rate: N/A

 [_]  Federal Funds Rate               Interest Reset Date(s): *

 [_]  Treasury Rate                    Interest Reset Period: Monthly

 [_]  LIBOR Reuters                    Interest Payment Date(s): **

 [x]  LIBOR Telerate

 [_]  Prime Rate                       Interest Payment Period: Monthly

 [_]  CMT Rate

 Initial Interest Rate: 5.50%

 Index Maturity:  One Month

 Spread (plus or minus): +0.00%

-------------------------
  *  2/6/97, 3/6/97, 4/7/97, 5/6/97, 6/6/97, 7/7/97, 8/6/97, 9/8/97,
     10/6/97, 11/6/97 and 12/8/97.

 **  2/6/97, 3/6/97, 4/7/97, 5/6/97, 6/6/97, 7/7/97, 8/6/97, 9/8/97,
     10/6/97, 11/6/97, 12/8/97 and 1/6/98.

     The distribution of Notes will conform to the requirements set forth in the applicable sections of Schedule E to the By-laws of the National Association of Securities Dealers, Inc.

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